Exhibit 10.62

                       AMENDMENT TO THE AGREEMENT BETWEEN
               OSTEOTECH, INC. AND MARC BUREL DATED APRIL 18, 2000

                             EFFECTIVE MARCH 1, 2002

      WHEREAS the Corporation and the Employee desire to modify Section 5.3 of the Agreement, which, among other things stipulates that the Employee will receive a Special Bonus over a period of four (4) years based on sales of tissue and metal products, excluding base tissue, in certain areas as specified.

      NOW, THEREFORE, it is agreed that:

            (a) the period in which the Special Bonus is to be paid is changed from four (4) years from the original date of employment to six (6) years.

            (b) the threshold that has to be achieved to earn an incremental 6% commission of net sales (defined as net sales of tissue, excluding base tissue, and metal products in New Jersey, Delaware and Northeastern Pennsylvania) in excess of the threshold, is changed from previous years net sales plus twenty (20) percent to previous years net sales plus fifteen
                  (15) percent.

In all other respects, Section 5.3 shall remain unchanged.

AGREED TO BY:

Corporation:
Osteotech, Inc.                                   Employee:


By: /s/ Richard W. Bauer                          By: /s/ Marc Burel
   --------------------------------------            ---------------------------
   Richard W. Bauer                                  Marc Burel
   President, Chief Executive Officer

Dated: 2/26/02                                    Dated:    3/4/02
      -----------------------------------               ------------------------

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                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT entered into the ___ day of April, 2000 ("Effective Date") between OSTEOTECH, INC., a Delaware corporation (the "Corporation") and Marc Burel (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Corporation desires to employ the Employee as Vice President Sales; and

      WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth therein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

      1. Employment. The Corporation hereby employs the Employee, and the Employee hereby accepts employment by the Corporation, as Vice President Sales upon the terms and conditions set forth herein.

      2. Term. Unless sooner terminated in accordance with this Agreement, the term of this Agreement and the term of employment of the Employee shall be for two (2) years commencing on the Effective Date hereof and shall be automatically renewable for successive additional two (2) year terms unless at least three (3) months prior to the expiration of the initial two-year period or any subsequent two-year term the Corporation terminates this Agreement by written notice to the Employee, whereupon this Agreement shall be terminated at the end of the applicable two-year period (with such initial two year term and any two year renewal thereof, unless sooner terminated in accordance with this Agreement being the "Term of Employment").

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      3. Duties. The Employee shall perform such duties and services and shall be allocated such resources, consistent with his position, as may be assigned to him from time to time by the President. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully such duties and responsibilities.

      4. Time to be Devoted to Employment.

      4(a). The Employee shall devote his full time and energy to the business of the Corporation except for vacations, holidays and personal days and absences due to temporary illness, during the Term of Employment and except as approved by the Board of Directors.

      4(b). During the Term of Employment, the Employee shall not be engaged in any other business activity. Employee hereby represents that he is not a party to any agreement, contract, employment agreement or noncompetition agreement which would be an impediment to entering into this Agreement and that he is permitted to enter into this Agreement and perform the obligations hereunder.

      5. Compensation; Reimbursement.

      5.1(a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual base salary ("Base Salary") of Two Hundred Ten Thousand Dollars ($210,000.00), payable in semi monthly installments of Eight Thousand Seven Hundred Fifty Dollars ($8,750), and subject to all withholdings and deductions as required by state and federal law. The Base Salary shall be reviewed annually and be subject to increase at the option and in the sole discretion of the Board of Directors of the Corporation.

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      5.1(b) During the Term of Employment, on an annual basis, Employee may be entitled to a bonus and stock option grants as determined by the Board of Directors of the Corporation based on Employee's performance.

      5.1(c) During the Term of Employment, the Employee shall be entitled to family medical and dental insurance coverage, short and long term disability coverage, eligibility for participation in the Corporation's 401k plan and to such other fringe benefits such as life insurance as are made available from time to time to the executives of the Corporation, including four (4) weeks vacation per calendar year.

      5.1(d) The Corporation shall reimburse Employee, in accordance with its practice from time to time for other employees of the Corporation, for all reasonable and necessary travel expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers.

      5.2 Contingent on the approval of the Board of Directors, the Corporation agrees to grant to Employee, effective May 1, 2000, a stock option agreement to purchase seventy five thousand (75,000) shares of common stock with the per share price based on the closing price of the Corporation's common stock on May 1, 2000. One-fourth (1/4) of the option shall vest one year from the effective date and one-fourth (1/4) shall vest thereafter on each anniversary of the effective date of this Agreement so long as the Employee remains in the employ of the Corporation on that date. The option shall terminate ninety (90) days after termination of the Employee's employment with the Corporation and shall be granted in accordance with the Corporation's Incentive Stock Option Plan as amended from time to time.

      5.3 Special Bonus Program. For a period of the next four (4) years, Employee shall receive a four (4) percent commission on net sales of the Corporation's tissue and metal products, excluding base tissue, in New Jersey, Delaware, and Northeastern Pennsylvania as referenced in attachment A. Employee will receive a total of ten (10) percent commission for net sales over Plan. For the purposes of this Section 5.3, Plan shall be defined as the previous years sales plus twenty (20) percent. Sales of the Corporation's allograft bone tissue products that are not proprietary products are excluded from this program. The maximum payment over the four year period of this program shall be Two Million One Hundred Thousand Dollars ($2,100,000.00). However, should Employee's employment terminate in accordance with Sections 7 or 9, within the four year period, Employee agrees to repay fifty (50) percent of the commission paid to him in accordance with the terms of this Section 5.3. If Employee's employment terminates in accordance with Section 8, within the four year period, Employee shall not be required to repay fifty (50) percent of the commission paid to him in accordance with the terms of this Section 5.3.

            Upon the termination of Employee's employment, for any reason, Employee shall no longer be eligible to receive any future bonus payments under the terms of this Section 5.3.

      6. Termination due to Death or Disability. If Employee dies during the Term of Employment, his employment hereunder and the Term of Employment shall be deemed to cease as of the date of his death. If Employee becomes "disabled," including any physical or mental condition of the Employee that renders him unable to perform the essential functions of his position, with or without reasonable accommodation, subject to the terms of the Corporation's disability policy, the Term of Employment shall be deemed to cease as of the determination of disability.

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      7. Termination for Cause. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment for "cause" (such termination being hereinafter called a "Termination For Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 7, "cause" shall mean (i) the Employee's willful misconduct with respect to the business and affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business or affairs of the Corporation or any subsidiary or affiliate thereof, (ii) the Employee fails in any material respect to observe and perform his obligations and duties hereunder, (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation or commission or conviction of a felony, or (iv) failure to abide in some material respect by the Corporation's rules of conduct, terms and conditions set forth in the Corporation's handbook, as amended from time to time.

      8. Termination Without Cause. The Corporation may terminate the employment of the Employee hereunder and the Term of Employment at any time without "cause" upon thirty (30) days prior written notice (such termination being hereinafter called a "Termination Without Cause"). Upon a Termination without Cause during the Term of Employment, Employee shall be entitled to receive his Base Salary for twelve (12) months, from the date of termination. Employee shall be entitled to receive all bonus payouts earned prior to the date of termination. In addition, upon a Termination Without Cause at any time, the Corporation shall continue to pay the Employee's family medical insurance premiums under the Corporation's medical insurance plan and other benefits (including outplacement benefits as long as you are actively seeking employment) provided in Section 5.1(c) for twelve (12) months following such termination or until Employee obtains comparable employment, whichever occurs sooner.

      9. Voluntary Termination. Any termination of the employment of the Employee hereunder otherwise then as a result of an Termination due to Death or Disability, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

      10. Effect of Termination of Employment.

      10(a). Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination, Termination due to Death or Disability, or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive:

            (i) The unpaid portion of the Base Salary provided for in Section 5.1(a), computed on a pro rata basis to the date of termination;

            (ii) Reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5.1(d);

            (iii) Payment of all accrued and unused vacation time.

      10(b). Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement, except to receive a termination payment equal to that provided for in Section 10(a) hereof, plus the amounts set forth in
Section 8, if any.

      10(c). Termination of Employment by Employee. If Employee terminates his employment prior to the completion of the fourth year of employment after the Effective Date,

Employee shall be obligated to repay to the Corporation those amounts specified in the Special Bonus Program set forth in Section 5.3 of this Agreement.

11. General Provisions.

      11(a). This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

      11(b). This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the conflicts of laws of the State of New Jersey or any other jurisdiction.

      11(c). If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a Court of competent jurisdiction, to the extent necessary to allow the Court to enforce such provision in a manner which is as consistent with die original intent of the provision as possible. The striking or modification by the Court of any provision shall not have the effect of invalidating the Agreement as a whole.

      11(d). The obligations of Sections 8, 10, 11, 12, 13 and 14 shall survive termination of this Agreement.

      12. Corporation Rights to Intellectual Property. The Employee shall promptly disclose, grant and assign ownership to the Corporation for its sale use and benefit any and all inventions, improvements, information, copyright, and suggestions (whether patentable or not), which he may develop, acquire, conceive or reduce to practice while employed by the Corporation (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such invention, improvement or information. In connection therewith:

            (i) The Employee shall without charge, but at the expense of the Corporation, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be reasonably necessary or proper in the opinion of the Corporation to vest title to any such inventions, improvements, technical information, patent applications, patents, copyrights or reissues thereof in the Corporation and to enable it to obtain and retain the entire right and title thereto throughout the world; and

            (ii) The Employee shall render to the Corporation at its expense (including reimbursement to the Employee of reasonable out-of-pocket expenses incurred by the Employee and a reasonable payment for the Employee's time involved in case he is not then in its employ) all such assistance as it may reasonably require in the prosecution of applications for said patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said applications, patents or copyrights and in any litigation in which the Corporation may be involved relating to any such patents, inventions, improvements or technical information.

      13. Protection of Information.

      13(a). Employee hereby covenants with Corporation that, throughout the term of his employment by Corporation, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except when authorized by Corporation) any information, materials, biologies or animals which are owned by the Corporation or which come into the possession of the Corporation from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information, comes into his possession or knowledge during the Term of Employment, and he will not use such Confidential Information for his own purpose or for the purpose of any person, firm, corporation or entity, other than the Corporation.

      13(b). The provisions of Section 13(a) shall not apply to the following Confidential Information:

            (i) Confidential Information which, at the time of disclosure, is already in the public domain;

            (ii) Confidential Information which the Employee can demonstrate was in his possession or known to him prior to the effective date of his employment by the Corporation;

            (iii) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

            (iv) Confidential Information which becomes known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and

            (v) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

      14. Non-Competition. The parties incorporate by reference, as if fully set forth herein, the provisions of the Employee Confidential Information, and Invention and NonCompetition Agreement executed concurrently with is Agreement, and Employee agrees to abide by the terms of the non-competition agreement contained therein. Employee further agrees that the restrictions and agreements contained in the Employee Confidential Information, and Invention and Non-Competition Agreement are reasonable and necessary to protect the legitimate interests of the

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Corporation and that any violation of that Agreement, or this Agreement, will cause substantial and irreparable harm to the Corporation that would not be quantifiable and for which no adequate remedy would exist at law. Accordingly, Employee authorizes the issuance of injunctive relief against him or her, without the requirement of posting bond, for any violation of the Employee Confidential Information, and Invention and Non-Competition Agreement.

      15. Notices. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows unicss the party specifies a new address in writing:

                  If to the Employee:      ________________________
                                           ________________________
                                           ________________________

                  If to the Corporation:   Osteotech, Inc.
                                           51 James Way
                                           Eatontown, NJ 07724

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given to the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

      16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      17. Assignment. This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the employee.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

           CORPORATION:               OSTEOTECH, INC.


                                      By: /s/ Marc Burel
                                         ------------------------------------
                                      Title:
                                             --------------------------------

                                      EMPLOYEE: